                                                                    EXHIBIT 99.9

                      CONSENT OF NOMINEE EUGENE HOTCHKISS

         Pursuant to Rule 483 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to the use of information about and all references to me in the Joint Proxy Statement/Prospectus which is a part of this Registration Statement.


                                        EUGENE HOTCHKISS III
                                        ---------------------------------------
                                        Eugene Hotchkiss III


May 28, 1996